UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  [September 5, 2011]

Clenergen Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-130286	20-2781289
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3753 Howard Hughes Parkway Suite 200, Las Vegas NV	89169
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 702 784 5921

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Comment - Use of Terminology

Throughout this Current Report on Form 8-K, the terms “we,” “us” and “our” refers to the registrant, Clenergen Corporation, and, where applicable, its wholly-owned subsidiaries, on a consolidated basis.

Item 1.01.	Entry into a Material Definitive Agreement.
Item 2.01.	Completion of Acquisition or Disposition of Assets

By an agreement (the “Futenco JV Agreement”), executed by us on September 5, 2011 and by Futenco AG, a newly formed Seychelles  corporation, we agreed to form a joint venture  with Futenco AG with our subsidiary companies in Philippines, Guyana and Ghana for the purpose of securing project financing for  existing and future projects in these regions.  Under the Futenco JV Agreement, we are to contribute our plant sciences resources, exclusive third party license agreements supply chain resources and rights to certain real estate property located in Ghana and Guyana.

Under a separate agreement Futenco AG has agreed to contribute up to $30 million in funding for the cultivation of Energy crops is Ghana, Guatemala and Sri Lanka, The Agreement does not provide for when such funding will be made.  We will have a 25% equity ownership in the joint venture with Futenco owning the remaining 75% equity interest.

Pursuant to a Transfer Agreement, effective as of September 5, 2011 (the “Divestiture Agreement”), we sold to Maxrise Powergen Limited, a Hong Kong corporation (“Maxrise”), all of our equity interest in Clenergen India Private Limited (“Clenergen India”).  The purchase price for the sale of our Clenergen India equity interest was $1.00; although the Divesture Agreement also requires Maxrise to transfer to us the sum of $1,011,669.99 by September 2, 2011, however we are unaware of such payment having been made to date.

Excluded from the transfer of our Clenergen India equity interest was the license from Star Biotechnology Limited related to Polyploidy covering India and Sri Lanka and other third party agreements with agronomy and technology suppliers located in India.  As a result of such sale, the liabilities of Clenergen India will no longer be reflected on our consolidated financial statements. Maxrise is owned by a consortium of Asian Investors.

We entered into a Shareholders Agreement (the “Clenergen Ghana Shareholders Agreement”) with Futenco with respect to the operation of our formerly majority-owned subsidiary, Clenergen Ghana Limited (“Clenergen Ghana”).  The Clenergen Ghana Shareholders Agreement was made effective as of September 5, 2011.  Under the Clenergen Ghana Shareholders Agreement, Futenco was required to invest $35,000 in Clenergen Ghana on or before August 31, 2011, however we are unaware of such payment having been made to date.  Futenco will assume a 57% equity interest in Clenergen, with our owning a 40% equity interest and three non-affiliated individuals owning the remaining 3% equity interest.  Futenco will have full management control of Clenergen Ghana and be entitled to a 60% “revenue share.”  Futenco has the option to acquire our equity interest for fair market value at any time within the first year, and for $1.00 if we are in administration Futenco is required to use its best efforts to obtain funding of project financing by December 31, 2011 and, if such financing has not been so obtained, we will have the option to purchase Futenco’s equity interest for $35,000 plus an amount equal to any additional investment in Clenergen Ghana made by Futenco.  We have the option to purchase from Futenco an 11% equity interest in Clenergen Ghana for a mutually agreed upon price if any class of our securities becomes listed on the American Stock Exchange (the “AMEX”).  (We can give no assurance that any class of our securities will ever be listed on the AMEX.)

We entered into a Shareholders Agreement (the “Clenergen Guyana and Trinidad Shareholders Agreement”) with Futenco with respect to the operation of our formerly majority-owned subsidiaries, Clenergen Guyana Inc., Clenergen Trinidad Inc. (a Guyana corporation) and Clenergen Trinidad Inc. (a Trinidad and Tobago corporation) (collectively, “Clenergen Guyana and Trinidad”) The Clenergen Guyana and Trinidad Shareholders Agreement was made effective as of September 5, 2011.  Under the Clenergen Guyana and Trinidad Shareholders Agreement, Futenco was required to invest $150,000 in Clenergen Guyana and Trinidad on or before August 31, 2011, however we are unaware of such payment having been made to date.  Futenco will assume a 60% equity interest in Clenergen, with our owning the remaining 40% equity interest.  Futenco will have full management control of Clenergen Guyana and Trinidad and be entitled to a 60% “revenue share.”  Futenco has the option to acquire our equity interest for fair market value at any time within the first year, and for $1.00 if we are in administration.”  Futenco is required to use its best efforts to obtain funding of project financing by December 31, 2011 and, if such financing has not been so obtained, we will have the option to purchase Futenco’s equity interest for $150,000 plus an amount equal to any additional investment in Clenergen Ghana made by Futenco.  We have the option to purchase from Futenco an 11% equity interest in Clenergen Ghana for a mutually agreed upon price if any class of our securities becomes listed on the AMEX.  (We can give no assurance that any class of our securities will ever be listed on the AMEX.)

We entered into a Shareholders Agreement (the “Clenergen Philippines Shareholders Agreement”) with Futenco with respect to the operation of our formerly majority-owned subsidiary, Clenergen Philippines Limited (“Clenergen Philippines”).  The Clenergen Ghana Shareholders Agreement was made effective as of August 31, 2012.  Under the Clenergen Ghana Shareholders Agreement, Futenco was required to invest $400,000 in Clenergen Philippines on or before August 31, however we are unaware of such payment having been made to date. Futenco will assume a 60% equity interest in Clenergen, with our owning a 40% equity interest.  Futenco will have full management control of Clenergen Ghana and be entitled to a 60% “revenue share Futenco has the option to acquire our equity interest for fair market value at any time within the first year, and for $1.00 if we are in administration.”  Futenco is required to use its best efforts to obtain funding of project financing by December 31, 2012 and, if such financing has not been so obtained, we will have the option to purchase Futenco’s equity interest for $425,000 plus an amount equal to any additional investment in Clenergen Ghana made by Futenco.  We have the option to purchase from Futenco an 11% equity interest in Clenergen Ghana for a mutually agreed upon price if any class of our securities becomes listed on the AMEX.  (We can give no assurance that any class of our securities will ever be listed on the AMEX.)

By entering into these Shareholder Agreements with Futenco AG, we project to be generating about  $500,000 in profits from the gasification power  projects being financed by Futenco in these regions and from the sale of biomass feedstock supplies by the quarter ending April 30, 2012.

By an agreement (the “Futenco license Agreement”), executed by us on September l, 2011 and by Futenco AG, a newly formed Seychelles corporation we granted Futenco certain licenses to our intellectual property.  Such licenses included (a) exclusive rights within Ghana, Guyana and the Philippines, (b) first rights of refusal for exclusive licenses for the territories of Saipan, Guam, Brazil, the Bahamas, the Dominican Republic, Haiti and Puerto Rico, to be granted on a per project basis provided that a project is implemented within the next twelve months, (c) exclusive distribution rights within Ghana, Guyana and the Philippines and first rights of refusal for exclusive distribution rights for the territories of the United States, Japan, South Korea, Saipan, Guam, Brazil, the Bahamas, the Dominican Republic, Haiti and Puerto Rico, to be granted on a per project basis provided that a project is implemented within the next twelve months.

The divestiture of Clenergen India and the granting of equity interests and management control in Clenergen Ghana, Clenergen Guyana and Trinidad and Clenergen Philippines to Futenco reflect the shift in our business model toward becoming a worldwide supplier of biomass feedstock for use in producing wood chips for electric power, Pyrolysis oil and wood pellets to co-fire coal power plants in an effort to reduce their carbon emissions

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Alex Worrall submitted his resignation as a director of our company on September 5, 2011.  Mr. Worall noted in his resignation letter that he was submitting his resignation for reasons other than those requiring further disclosure under paragraph (a)(1) of Item 5.02 of Form 8-K.

Sanil Kumar submitted his resignation as a director of our company on September 5, 2011.  Mr. Kumar noted in his resignation letter that he was submitting his resignation for reasons other than those requiring further disclosure under paragraph (a)(1) of Item 5.02 of Form 8-K.

Pamela Peeters submitted her resignation as a director of our company on September 5, 2011.  Ms. Peeters noted in her resignation letter that she was submitting her resignation for reasons other than those requiring further disclosure under paragraph (a)(1) of Item 5.02 of Form 8-K.

David Sonnenberg submitted his resignation as a director of our company on September 7, 2011.  Mr. Sonnenberg noted in his resignation letter that he was submitting his resignation for reasons other than those requiring further disclosure under paragraph (a)(1) of Item 5.02 of Form 8-K.

We have provided each of Messrs. Worrall, Kumar and Sonnenberg and Ms. Peeters with a copy of the disclosures we are making in this Item 5.02 and have provided each of such resigning directors with the opportunity to furnish us as promptly as possible with a letter stating whether he or she agrees with the statements concerning him or her, as the case may be, made in this Item 5.02 and, if not, stating the respects in which he or she does not agree.  We intend to file, as an exhibit to an amendment to this Current Report on Form 8-K, within two business days after receipt, any such letter received by any of the resigning directors.

On September 5, 2011, Dr. Arvind Pandalai has been elected as a director of our company.  Neither Dr. Pandalai, nor any entity or person affiliated with Dr. Pandalai, has or will have, since November 1, 2009 and through the date of this Current Report on Form 8-K, a direct or indirect material interest in a transaction involving our company where such transaction involved an amount exceeding $120,000

On September 5, 2011 Mike Starkie was elected as Non Executive Chairman and Mark Quinn was elected as Chief Executive Officer of the company.

Item 8.01	Other Events.

We disseminated a press release concerning our divesture of Clenergen India and other transactions with Putenco AG, the resignations of Messrs. Worall, Kumar and Sonnenberg and Ms. Peeters and the election of Dr. Pandalai.  Such press release, which was disseminated on September 8, 2011, has been made Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statement and Exhibits.

(a)	The following pro forma financial information is being filed with this Current Report on Form 8-K:
(b)	The following exhibits are being filed as part of this Current Report on Form 8-K.

Exhibit Number	Exhibit Description
10.1	Agreement, executed between Clenergen Corporation and by Futenco AG on September 5,2011
10.2	Transfer Agreement, effective as of September 5, 2011, between Clenergen Corporation and Maxrise Powergen Limited.
10.3	Shareholders Agreement, effective as of September 5, 2011, between Clenergen Corporation and Futenco AG.
10.4	Shareholders Agreement, effective as of September 5, 2011, between Clenergen Corporation and Futenco AG.
10.5	Shareholders Agreement, effective as of August 31, 2011, between Clenergen Corporation and Futenco AG.
10.6	License Agreement, effective as of September 1, 2011, between Clenergen Corporation and Futenco AG.
99.1	Resignation letter dated September 5, 2011, of Alex Worrall.
99.2	Resignation letter dated September 5, 2011, of Sanil Kumar.
99.3	Resignation letter dated September 5, 2011, of Pamela Peeters.
99.4	Resignation letter dated September 5, 2011, of David Sonnenberg.
99.5	Press Release of Clenergen Corporation, disseminated on September 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2011	Clenergen Corporation

	By:	/s/ Mark Quinn
Mark Quinn
Executive Chairman of the Board